SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K/A3



                             AMENDED CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):             April 4, 1997



                               GORAN CAPITAL INC.

             (Exact name of registrant as specified in its charter)



               Canada                    000-24366            Not Applicable
(State or other jurisdiction of        (Commission         (I.R.S. Employer
Incorporation or organization)         File Number)        Identification No.)




181 University Avenue, Suite 1101 - Box 11, Toronto, Ontario, Canada     M5H 3M7
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:      (416) 594-1155 (Canada)
                                                         (317) 259-6300    (USA)

(Former name or former address, if changed since last report)     Not Applicable

ITEM 2.     Acquisition or Disposition of Assets

In June, 1995, the Company's 100% owned subsidiary, Symon's International Group, Inc., ("SIG") entered into a letter of intent to acquire Superior Insurance Company ("Superior")from Fortis, Inc. ("Fortis"), and in January, 1996, SIG secured a commitment from the GS Capital Partners II, L.P.; GS Capital Partners II Offshore, L.P.; Stone Street Funds, L.P.; Bridge Street Funds, L.P.; and Goldman Sachs & Co. VerwaltungsGmblt, five investment funds affiliated with Goldman, Sachs & Co. (collectively, the "GS Funds") to invest equity capital. On January 31, 1996, the Company, SIG, Fortis and its wholly-owned subsidiary, Interfinancial, Inc. ("Interfinancial"), a holding company for Superior, entered into a Stock Purchase Agreement (the "Superior Purchase Agreement") pursuant to which SIG agreed to purchase Superior from Interfinancial (the "Acquisition") for a purchase price of approximately $66.6 million. Simultaneously with the execution of the Superior Purchase Agreement, the Company, SIG, GGS Management Holdings, Inc. ("GGS Holdings") and GS Capital Partners II, L.P., a Delaware limited partnership, entered into an agreement (the "GGS Agreement") to capitalize GGS Holdings and to cause GGS Holdings to issue its capital stock to SIG and to the GS Funds, so as to give SIG a 52% ownership interest and the GS Funds a 48% ownership interest (the "Formation Transaction"). Pursuant to the GGS Agreement, (a) SIG contributed to GGS Holdings (i) Pafco General Insurance Company ("Pafco") common stock with a book value determined in accordance with U.S. GAAP of $16.8 million as reflected on an audited post-closing balance sheet of Pafco, (ii) its right to acquire Superior pursuant to the Superior Purchase
Agreement and (iii) certain fixed assets, including office furniture and equipment, having a value of approximately $350,000 and (b) the GS Funds contributed to GGS Holdings $21.2 million in cash. The Formation Transaction and the Acquisition were completed on April 30, 1996. GGS Management Inc. "(GGS Management"), a wholly owned subsidiary at GGS Holdings funded the purchase price with a combination of the $21.2 million contributed by the GS Funds and the proceeds of $48.0 million senior bank facility extended to GGS Management (the "GGS Senior Credit Facility").

     Pursuant to the GGS Agreement, Pafco transferred all of the outstanding capital stock of IGF Insurance Company (the "Transfer") in order to improve the risk-based capital rating of Pafco and to permit GGS Holdings to focus exclusively on the nonstandard automobile insurance business. Pafco accomplished the Transfer by forming a wholly-owned subsidiary, IGF Holdings, Inc. ("IGF Holdings"), to which Pafco contributed all of the outstanding shares of capital stock of IGF Insurance Company. Prior to the distribution of the IGF Holdings capital stock to the Company, IGF Holdings paid to Pafco a dividend in the aggregate amount of approximately $11.0 million (the "Dividend"), consisting of $7.5 million in cash and a subordinated promissory note in the principal amount of approximately $3.5 million (the "IGF Note"). Pafco then distributed the outstanding capital stock of IGF Holdings to the Company. IGF Holdings funded the cash portion of the Dividend with bank debt in the principal amount of $7.5 million (the "IGFH Bank Debt"). The IGFH Bank Debt and the IGF Note were repaid with a portion of the proceeds from SIG's initial public offering.

     Prior to January 1, 1996, SIG, through Symons International Group, Inc. (Florida) ("SIGF"), its specialized surplus lines brokerage unit based in Florida, provided certain commercial insurance products through retail agencies, principally in the southeast United States. SIGF writes these specialty products through a number of different insurers including Pafco, United National Insurance Group, Munich American Reinsurance Corp. and Lloyd's of London. Effective January 1, 1996, SIG transferred to the Company all of the issued and outstanding shares of capital stock of SIGF (the "Distribution").

     The following historical financial statements and pro-forma financial statements amend and restate the historical financial statements and pro forma financial statements included in Goran Capital Inc.'s Form 8-K originally filed as of May 14, 1996 and amended as of July 15, 1996 and July 31, 1996:

1.   Audited consolidated financial statements of Superior Insurance Company.

2.   Unaudited pro-forma consolidated financial statements of Goran Capital Inc.


ITEM 7.  Exhibits

23   Consent of Independent Accountants

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               GORAN CAPITAL INC.
                               (Registrant)



April 4, 1997                   By:   /s/  Alan G. Symons
                                        President and Chief Executive Officer

                SUPERIOR INSURANCE COMPANY, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
               AND THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996

Superior Insurance Company, Inc. and Subsidiaries
Table of Contents

Report of Independent Accountants                                            2

Consolidated Financial Statements:

 Consolidated Balance Sheets
       as of December 31, 1994 and 1995                                      3

 Consolidated Statements of Operations for the Years
     Ended December 31, 1993, 1994 and 1995                                  4

 Consolidated Statements of changes in Stockholders'
     Equity for the Years Ended December 31, 1993, 1994
     and 1995                                                                5


 Consolidated Statements of Cash Flows for the
     Years Ended December 31, 1993, 1994 and 1995                            6

Notes to Consolidated Financial Statements                                7-22

Report of Independent Accountants


Board of Directors and Stockholders of
Superior Insurance Company, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Superior Insurance Company, Inc. and Subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Superior Insurance Company, Inc. and Subsidiaries as of December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company adopted Financial Accounting Standards Board's Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities in 1993.

As discussed in Notes 1 and 6 to the consolidated financial statements, the Company changed its method of accounting for income taxes during the year ended December 31, 1993.


                                                  /s/ Coopers & Lybrand L.L.P.

Atlanta, Georgia
June 14, 1996

Superior Insurance Company, Inc. and Subsidiaries
Consolidated Balance Sheets
as of December 31, 1994 and 1995
(in thousands, except share data)

                                                                               December 31,
                                                                   --------------------------------
                                ASSETS                                 1994             1995
                                                                   --------------   --------------
Assets:

      Investments:
            Available for sale:
                Fixed maturities, at market                            $93,860          $99,556

                Equity securities, at market                             7,140            8,070

            Short-term investments, at amortized cost,                   5,538            8,462
            which approximates market

            Other investment, at cost                                      808              274

      Cash and cash equivalents                                             11            1,430

      Receivables (net of allowance for doubtful
      accounts of $310 and
            $500 at December 31, 1994 and 1995,
            respectively)                                               31,425           30,209

      Reinsurance recoverable on unpaid losses                           1,099              987

      Federal income tax receivable                                       3521                -

      Accrued investment income                                          1,888            1,602

      Deferred policy acquisition costs                                  9,004            7,574

      Deferred income taxes                                              3,785               44

      Property and equipment                                               357              697

      Other assets                                                       3,428            1,225
                                                                      --------         --------
            Total assets                                                     $                $
                                                                       161,864          160,130
                                                                      --------         --------
             LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:

      Losses and loss adjustment expenses                              $54,577          $47,112

      Unearned premiums                                                 44,593           41,048

      Draft payables                                                     6,509            6,070

      Accrued expenses                                                   4,307            4,107

      Federal income tax payable                                             -              177
                                                                      --------         --------
                      Total liabilities
                                                                       109,986           98,514
                                                                      --------         --------
Stockholders' equity:

      Common stock, $100 par value, 30,000                               3,000            3,000
      shares authorized, issued and outstanding
      outstanding

      Additional paid-in capital                                        37,025           37,025

      Unrealized (loss) gain on investments, net of
      deferred tax (benefit) expense of
            $(412) in 1994  and $2,605 in 1995                            (765)           4,838

      Retained earnings                                                 12,618           16,753
                                                                      --------         --------
                      Total stockholders' equity                        51,878           61,616
                                                                      --------         --------
                      Total liabilities and stockholders' equity      $161,864         $160,130
                                                                      --------         --------

The accompanying notes are an integral part of the consolidated financial statements.

Superior Insurance Company, Inc. and Subsidiaries
Consolidated Statements of Operations
for the years ended December 31, 1993, 1994 and 1995
(in thousands)

                                                                     Years ended

                                                                     December 31,
                                                      ------------------------------------
                                                          1993         1994          1995
                                                      ----------    ----------       ----
Gross premiums written                                  $115,660     $112,906      $94,756

Less ceded premiums                                         (366)        (391)        (686)
                                                       ---------    ---------    ---------
                      Net premiums written               115,294      112,515       94,070

Change in unearned premiums                                2,842          322        3,544
                                                       ---------    ---------    ---------
                      Net premiums earned                118,136      112,837       97,614
Net investment income                                       8170         7024         7093

Other income                                               5,879        3,344        4,171

Net realized capital gain (loss)                           3,559         (200)        1954
                                                       ---------    ---------    ---------
                      Total revenues                     135,744      123,005      110,832
                                                       ---------    ---------    ---------
Expenses:

      Losses and loss adjustment
      expenses                                            85,902       92,378       72,343

      Policy acquisition and general and
      administrative expenses                             36,292       38,902       32,705
                                                       ---------    ---------    ---------

                      Total expenses                     122,194      131,280      105,048
                                                       ---------    ---------    ---------
                      Income (loss) before income
                        taxes and cumulative
                        effect of change in               13,550       (8,275)       5,784
                        accounting principle           ---------    ---------    ---------

Income taxes:

      Current income tax expense                           3,207       (2,770)         925
      (benefit)

      Deferred income tax expense (benefit)                  774       (1,030)         724
                                                       ---------    ---------    ---------

                      Total income taxes                   3,981       (3,800)       1,649
                                                       ---------    ---------    ---------
                     Income (loss) before
                      cumulative effect of a
                          change in accounting             9,569       (4,475)       4,135
                          principle

                      Cumulative effect of a               1,389            -            -
                      change in accounting principle
                                                       ---------    ---------    ---------

                      Net income (loss)                  $10,958      $(4,475)      $4,135
                                                       =========      =======    =========


The accompanying notes are an integral part of the consolidated financial statements.

Superior Insurance Company, Inc. and Subsidiaries
Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1993, 1994 and 1995 (in thousands)





                                                                                    Unrealized                       on
                                                                    Additional       (Loss)                          Total
                                                      Common         Paid-in           on          Retained       Stockholders'
                                                       Stock         Capital       Investment      Earnings          Equity
                                                       -----         -------       ----------      --------          ------
Balance at January 1, 1993                             $1,500        $37,025           $655         $29,635         $68,815

      Change in unrealized (loss)
      gain on investments,
           net of deferred taxes                            -              -          3,983               -           3,983

      Cash dividends paid                                   -              -              -         (10,000)        (10,000)

      Common stock dividends                            1,500              -              -          (1,500)              -
      paid

      Net income                                            -              -              -          10,958          10,958
                                                     --------       --------       --------        --------        --------

Balance at December 31, 1993                            3,000         37,025          4,638          29,093          73,756

      Change in unrealized (loss)
      gain on investments,
           net of deferred taxes                            -              -         (5,403)              -          (5,403)

      Cash dividends paid                                   -              -              -         (12,000)        (12,000)

      Net loss                                              -              -              -          (4,475)         (4,475)
                                                     --------       --------       --------        --------        --------

Balance at December 31, 1994                           $3,000        $37,025          $(765)        $12,618         $51,878

      Change in unrealized (loss)
      gain on investments,
           net of deferred taxes                            -              -          5,603               -           5,603

      Net income                                            -              -              -           4,135           4,135
                                                     --------       --------       --------        --------        --------

Balance at December 31, 1995                            3,000         37,025          4,838          16,753          61,616
                                                       ======        =======         ======         =======         =======


The accompanying notes are an integral part of these consolidated financial statements.

Superior Insurance Company, Inc. and Subsidiaries
Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995 (in thousands)

                                                                             Years ended
                                                                             December 31,
                                                                    -----------------------------
                                                                    1993       1994          1995
                                                                    ----       ----          ----
Cash flows from operating activities:

  Net income (loss)                                              $10,958      $(4,475)      $4,135

  Adjustments to reconcile net income
  to net cash provided from
        (used in) operations:

            Net amortization on fixed maturities                     909          499          205

            Depreciation of property and                             128          185          214
            equipment

            Deferred income tax expense                             (615)         724          689
            (benefit)                                             (1,030)

            Net (gain) loss on sale of fixed                      (3,546)         210       (1,940)
            assets and investments                                     -

            Net changes in operating assets and liabilities:

                  Receivables                                     (4,052)      (1,303)       1,216

                  Reinsurance recoverable on                         (12)           -           49
                  unpaid losses

                  Accrued investment income                          504          524          286

                  Federal income taxes receivable                    (23)                     3698
                  (payable)                                       (4,075)

                  Deferred policy acquisition costs                  248          (78)        1430

                  Other assets                                        89       (2,382)       2,203

                  Losses and loss adjustment
                  expenses                                        (4,260)         985       (7,402)

                  Unearned premiums                               (2,842)        (322)      (3,545)

                  Drafts payable
                                                                  (2,091)      (1,897)        (439)

                  Accrued expenses                                     -        4,307         (200)
                                                               ---------    ---------    ---------

                      Net cash provided from (used
                      in) operations                              (4,605)      (8,852)         634
                                                               ---------    ---------    ---------

Cash flow from investing activities:

      Net (purchases) sales of short-term                          5,322        1,845       (2,924)
      investments

      Proceeds from sales, calls and
      maturities of fixed maturities                               9,866       77,224       58,725

      Purchases of fixed maturities
                                                                 (76,991)     (64,678)     (56,222)

      Proceeds from sales of equity
      securities                                                  91,397      136,121       87,319

      Purchase of equity securities
                                                                 (92,605)    (133,482)     (86,663)

      Proceeds from the sale of other                                  -            -        1,105
      investments

      Proceeds from sales of property and                             30           33            -
      equipment

      Purchases of property and equipment                           (388         -198         (555)
                                                               ---------    ---------    ---------
                          Net cash provided from (used
                          in) investing activities                18,631       16,865          785
                                                               ---------    ---------    ---------
Cash flow from financing activities:

      Payment of dividends                                             -            -            -

                                                               ---------    ---------    ---------
                          Net cash (used in) financing                 -            -            -
                          activities                             (10,000)     (12,000)
                                                               ---------    ---------    ---------

                          Increase (decrease) in cash              4,026       (3,987)       1,419
                          and cash equivalents

Cash and cash equivalents, beginning                                 (28)       3,998           11
of year
                                                               ---------    ---------    ---------

Cash and cash equivalents, end of year                            $3,998          $11       $1,430
                                                               ---------    ---------    ---------
Supplemental cash flow information:

      Cash paid for income taxes, net of refunds                  $3,230       $1,305      $(2,773)
                                                               =========    =========    =========



The accompanying notes are an integral part of these consolidated financial statements.

Superior Insurance Company, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands)


 1.    Nature of Operations and Significant Accounting Policies:

     Superior Insurance Company, Inc. ("Superior" or the "Company") was a wholly-owned subsidiary of Interfinancial Inc. (the "Parent"). Interfinancial Inc. is a wholly-owned subsidiary of Fortis, Inc. Fortis, Inc. is equally owned by Fortis AMEV, The Netherlands ("AMEV") and Fortis AG, Brussels, Belgium. As further discussed in Note 14 the Company was sold by the Parent to GGS Holdings on May 1, 1996.

     The Company writes primarily private passenger automobile insurance coverage. Approximately one-half of the Company's business is written in the State of Florida. As such, a significant portion of agents' balances and uncollected premiums is due from Florida policyholders.

     The following is a description of the significant accounting policies and practices employed:

Principles of Consolidation

The consolidated financial statements include the accounts, after intercompany eliminations, of the Company and its wholly owned subsidiaries as follows:
Superior American Insurance Company ("Superior American") and Superior Guaranty Insurance Company ("Superior Guaranty").

Basis of Presentation

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") which differ from statutory accounting practices ("SAP") prescribed or permitted for insurance companies by regulatory authorities in the following respects:

     o Certain assets are included in the balance sheet that are excluded as "Nonadmitted Assets" under statutory accounting.

     o Costs incurred by the Company relating to the acquisition of new business which are expensed for statutory purposes are deferred and amortized on a straight-line basis over the term of the related policies. Commissions allowed by reinsurers on business ceded are deferred and amortized with policy acquisition costs.

     o The investment in wholly owned subsidiaries is consolidated for GAAP rather than valued on the statutory equity method. The net income or loss and changes in unassigned surplus of the subsidiaries is reflected in net income for the period rather than recorded directly to unassigned surplus.

(Dollars in thousands)


    1. Nature of Operations and Significant Accounting Policies, continued:

     o Investments in bonds are designated at purchase as held to maturity, trading, or available for sale. Held-to-maturity fixed maturity investments are reported at amortized cost, and the remaining fixed maturity investments are reported at fair value with unrealized holding gains and losses reported in operations for those designated as trading and as a separate component of stockholder's equity for those designated as available for sale. All securities have been designated as available for sale. For SAP, such fixed maturity investments would be reported at amortized cost or market value based on their NAIC rating.

     o The liability for losses and loss adjustment expenses and unearned premium reserves are recorded net of their reinsured amounts for statutory accounting purposes.

     o    Deferred income taxes are not recognized on a statutory basis.

     o Credits for reinsurance are recorded only to the extent considered realizable. Under SAP, credit for reinsurance ceded are allowed to the extent the reinsurers meet the statutory requirements of the Insurance Department of the State of Florida, principally statutory solvency.

A reconciliation of statutory net income and capital and surplus to GAAP net income and stockholders' equity for Superior Insurance Company is as follows:


                                       1993                        1994                        1995
                          -------------------------     -------------------------   ---------------------
                             Capital                      Capital          Net        Capital
                               and            Net           and          Income         and           Net
                             Surplus        Income        Surplus        (Loss)       Surplus       Income
                             -------        ------        -------        ------       -------       ------
Statutory balance            $56,656       $10,597       $43,577          $201       $49,277        $5,639

Non-admitted assets              130             -           225             -           472             -

Investments market             5,571             -        (1,988)            -         5,279             -
value adjustment

Deferred acquisition           8,926          (248)        9,004            78         7,574        (1,430)
costs

Losses and loss                2,677            59        (1,600)       (4,822)            -           600
adjustment expense

Deferred income tax             (154)          615         3,785         1,030            44          (724)

Rent rebate                        -             -          (333)         (333)         (277)           55

Pension and other                (50)           49          (548)         (479)         (667)         (120)
postretirement benefits

Other                              -          (114)         (244)         (150)          (86)          115
                            --------      --------      --------      --------      --------      --------

GAAP balance                 $73,756       $10,958       $51,878       $(4,475)      $61,616        $4,135
                             =======       =======       =======       =======       =======        ======


Premiums

Premiums are recognized as income ratably over the life of the related policies and are stated net of ceded premiums. Unearned premiums are computed on the semimonthly pro rata basis.

Investments

During 1993, the Company adopted Financial Accounting Standards Board's Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities. Accordingly, invest- ments are presented on the following bases: o Fixed maturities and equity securities - at market value - all such securities are classified as available for sale and are carried at market value with the unrealized gain or loss as a component of stockholder's equity.

     o    Short-term investments - at amortized cost, which approximates market

     o    Other investment - at cost

       Realized gains and losses on sales of investments are recorded on the trade date and are recognized in net income on the specific identification basis. Other than temporary market value declines are recognized in the period in which they are determined. Other changes in market values of debt and equity securities are reflected as unrealized gain or loss directly in stockholders' equity, net of deferred tax, and, accordingly, have no effect on net income. Interest and dividend income are recognized as earned.

       Cash and Cash Equivalents

       For purposes of the statement of cash flows, the Company includes in cash and cash equivalents all cash on hand and demand deposits with original maturities of three months or less.

       Deferred Policy Acquisition Costs

       Deferred policy acquisition costs are comprised of agents' commissions, premium taxes and certain other costs which are related directly to the acquisition of new and renewal business, net of expense allowances received in connection with reinsurance ceded, which have been accounted for as a reduction of the related policy acquisition costs and are deferred and amortized accordingly. These costs, to the extent that they are considered recoverable, are deferred and amortized over the terms of the policies to which they relate.

       Property and Equipment

       Property and equipment are recorded at cost. All additions to property and equipment made in 1995 are depreciated based on the straight-line method over their estimated useful lives. Additions made prior to 1995 are depreciated using the declining balance method over their estimated useful lives ranging from five to seven years. Asset and accumulated depreciation accounts are relieved for dispositions, with resulting gains or losses reflected in net income.

Notes to Consolidated Financial Statements, Continued (Dollars in thousands)



1.     Nature of Operations and Significant Accounting Policies, continued:

       Losses and Loss Adjustment Expenses

       The liability for losses and loss adjustment expenses includes estimates for reported unpaid losses and loss adjustment expenses and for estimated losses incurred, but not reported. This liability has not been discounted. The Company's losses and loss adjustment expense liability includes an aggregate stop-loss program. The Company retains an independent actuarial firm to estimate the liability. The liability is established using individual case-basis valuations and statistical analysis as claims are reported. Those estimates are subject to the effects of trends in loss severity and frequency. While management believes the liability is adequate, the provisions for losses and loss adjustment expenses are necessarily based on estimates and are subject to considerable variability. Changes in the estimated liability are charged or credited to operations as additional information on the estimated amount of a claim becomes known during the course of its settlement. The liability for losses and loss adjustment expenses is reported net of the receivables for salvage and subrogation of approximately $1,622 and $2,242 at December 31, 1995 and 1994, respectively.

       Income Taxes

       During January 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. The Company adopted SFAS No. 109 during the year ended December 31, 1993. The Statement adopts the liability method of accounting for deferred income taxes. Under the liability method, companies establish a deferred tax liability or asset for the future tax effects of temporary differences between book and taxable income. Changes in future tax rates result in immediate adjustments to deferred taxes. (See Note 6.) Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

       Reinsurance

       Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies and the terms of the reinsurance contracts. Premiums ceded to other companies have been reported as a reduction of premium income.

       Other Income

       Other income consists of finance and service fees paid by policyholders in relation to installment billings.

(Dollars in thousands)



 1.    Nature of Operations and Significant Accounting Policies, continued:

       Recently Issued Accounting Pronouncements:

       In March 1995, SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, was issued. SFAS No. 121 requires that long-lived assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. This Statement is effective for financial statements for fiscal years beginning after December 31, 1995. The Company intends to adopt SFAS No. 121 in 1996. Based upon management's review and analysis, adoption of SFAS No. 121 is not expected to have a material impact on the Company's results of operations in 1996.

       Vulnerability from Concentration

       At December 31, 1995, the Company did not have a material concentration of financial instruments in a single investee, industry or geographic location. Also at December 31, 1995, the Company did not have a concentration of (1) business transactions with a particular customer, lender or distributor, (2) revenues from a particular product or service,
       (3) sources of supply of labor or services used in the business, or (4) a market or geographic area in which business is conducted that makes it vulnerable to an event that is at least reasonably possible to occur in the near term and which could cause a serious impact to the Company's financial condition, except for the market and geographic concentration described in the following paragraph.

       The Company writes nonstandard automobile insurance primarily in California and Florida. As a result, the Company is always at risk that there could be significant losses arising in certain geographic areas. The Company protects itself from such events by purchasing catastrophe insurance.

       Reclassifications

       Certain amounts from the previous years have been reclassified to conform to the current year's presentation.

       Use of Estimates

       The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known which could impact the amounts reported and disclosed herein.

2.     Investments: Investments are summarized as follows:

                                                                          Unrealized                Estimated
                                                 Amortized         ------------------------           Market
December 31, 1994                                  Cost            Gain                Loss            Value
-----------------                                  ----            ----                ----            -----

Fixed maturities:
     U.S. Treasury securities and
       obligations  of U.S.
       government corporations and           $    25,312             $31              $(767)         $24,576

     Obligations of states and
     political subdivisions                       30,567             380               (680)          30,267

     Corporate securities                         39,969             292             (1,244)          39,017
                                               ---------       ---------          ---------        ---------

           Total fixed maturities                 95,848             703             (2,691)          93,860
                                               ---------       ---------          ---------        ---------
Equity securities:

     Preferred stocks                                713              32                  -              745

     Common stocks                                 5,616           1,201               (422)           6,395
                                               ---------       ---------          ---------        ---------

                                                   6,329           1,233               (422)           7,140

Short-term investments                             5,538               -                  -            5,538

Other investments                                    808               -                  -              808
                                               ---------       ---------          ---------        ---------
           Total investments                    $108,523          $1,936            $(3,113)        $107,346
                                               =========       =========          =========        =========



                                                                          Unrealized                Estimated
                                                 Amortized         ------------------------           Market
December 31, 1995                                  Cost            Gain                Loss            Value
-----------------                                  ----            ----                ----            -----
Fixed maturities:

     U.S. Treasury securities and
     obligations  of U.S.
           government corporations and           $28,612          $1,057          $         -          $29,669
           agencies

     Obligations of states and
     political subdivisions                       24,595           1,251                  (15)          25,831

     Corporate securities
                                                  41,070           2,988                   (2)          44,056
                                                 -------          ------                -----         --------

           Total fixed maturities                  5,296             (17)              94,277           99,556
                                                 -------          ------                -----         --------
 Equity securities:

     Preferred stocks                                713              25                    -              738

     Common stocks                                 5,193           2,370                 (231)           7,332
                                                 -------          ------                -----         --------
                                                   5,906           2,395                 (231)           8,070


Short-term investments                             8,462               -                    -            8,462

Other investments                                    274               -                    -              274
                                                 -------          ------                -----         --------
           Total investments                     108,919          $7,691                $(248)        $116,362
                                                 =======          ======                =====         ========


2.     Investments, continued:

       The amortized cost and estimated market value of fixed maturities at December 31, 1995 and 1994, by contractual maturity, are shown in the table which follows. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalty:

                                                      1994                             1995
                                           --------------------------       ---------------------------
                                           Amortized       Estimated         Amortized        Estimated
                                             Cost         Fair  Value          Cost          Fair Value
                                           ---------      -----------        ---------       ----------
Maturity:

Due in one year or less                     $5,514         $5,521            $2,508            $2,510

Due after one year through five
years                                       20,403         20,086            31,166            32,164

Due after five years through ten
years                                       33,522         32,550            33,012            35,338

Due after ten years
                                            36,409         35,703            27,591            29,544
                                           -------        -------           -------          --------
      Total                                $95,848        $93,860           $94,277          $ 99,556
                                           =======        =======           =======          ========



Gains and losses realized on sales of investments are as follows:

                                                 1993       1994       1995
                                               ------     ------     ------
Gross gains realized on fixed matur$           $3,040       $779     $1,442

Gross losses realized on fixed maturities          95      1,270        322

Gross gains realized on equity securities         637        694        507

Gross losses realized on equity securities         28        457        256



An analysis of net investment income for the years ended December 31, 1993, 1994, and 1995 follows:

                                            1993       1994       1995
                                          ------     ------     ------

Fixed maturities                          $7,939     $6,691     $6,630

Equity securities                            461        538        603

Short-term investments                       141        106         68
                                          ------     ------     ------
      Total investment income              8,541      7,335      7,301


Investment expenses                          371        311        208
                                          ------     ------     ------
Net investment income                     $8,170     $7,024     $7,093
                                          ------     ------     ------


Investments with an approximate market value of $17,384 and $2,366 (amortized cost of $16,907 and $2,362) as of December 31, 1995 and 1994, respectively, were on deposit in the United States and Canada. The deposits are required by law to support certain reinsurance contracts, performance bonds and outstanding loss liabilities on assumed business.

(Dollars in thousands)

 2.    Investments, continued:

       In May 1990, Superior entered into a limited partnership agreement with AMEV Venture Management ("AVM"), an AMEV affiliate. The Limited Partnership, AMEV Venture III, is an investment pool which is managed by AVM as a general partner. The purpose of the pool is to make speculative investments in small business, with the partners sharing in the profits/losses resulting from the pool. Superior committed to an investment of $2,000,000 which is approximately 8% of the total pool. This investment is carried at cost and included in, "other investment." As of May, 1996, the Company had disposed of its remaining interest in this investment.

 3.    Deferred Policy Acquisition Costs:

       Policy acquisition costs are capitalized and amortized over the life of the policies. Policy acquisition costs are those costs directly related to the issuance of insurance policies including commissions and underwriting expenses net of reinsurance commission income on such policies. Policy acquisition costs deferred and the related amortization charged to income were as follows:

                                   1993          1994          1995
                                 ------        ------        ------
Balance, beginning of year       $9,174        $8,926        $9,004

Costs deferred during year
                                 23,561        23,029        17,606

Amortization during year
                                (23,809)      (22,951)      (19,036)
                                 ------        ------        ------

Balance, end of year             $8,926        $9,004        $7,574
                                 ======        ======        ======


 4.    Property and Equipment:

       Property and equipment at December 31 are summarized as follows:

                                                           1995
                                            ----------------------------------
                                1994                    Accumulated
                                 Net         Cost       Depreciation       Net
                                 ---         ----       ------------       ---
Office furniture and             $62        $1,099          $723          $376
equipment

Automobiles                        -            20            20             -

Computer equipment               295         1,086           765           321

Leasehold improvements             -             6             6             -
                              ------        ------        ------        ------

                                $357        $2,211        $1,514          $697
                                ====        ======        ======          ====


Accumulated depreciation at December 31, 1994 was $1,370. Depreciation expense related to property and equipment for the years ended December 31, 1995, 1994 and 1993 was $214, $185 and $128, respectively.

(Dollars in thousands)


5.     Unpaid Losses and Loss Adjustment Expenses:

       Activity in the liability for unpaid losses and loss adjustment expenses is summarized as follows:

                                                1993        1994       1995
                                            --------    --------   --------
Balance at January 1                         $57,164     $52,610    $54,577
Less reinsurance recoverables                    361          68      1,099
                                            --------    --------   --------
               Net balance at January 1       56,803      52,542     53,478
                                            --------    --------   --------
Incurred related to:
      Current year                            92,619      91,064     77,266
      Prior years                             (6,717)      1,314     (4,923)
                                            --------    --------   --------

               Total incurred                 85,902      92,378     72,343
                                            --------    --------   --------

Paid related to:
      Current year                            57,929      56,505     48,272
      Prior years                             32,234      34,937     31,424
                                            --------    --------   --------

               Total paid                     90,163      91,442     79,696
                                            --------    --------   --------

               Net balance at December 31     52,542      53,478     46,125


Plus reinsurance recoverables                     68       1,099        987
                                            --------    --------   --------

Balance at December 31                       $52,610     $54,577    $47,112
                                            --------    --------   --------


       The foregoing reconciliation shows that redundancies of $4,923 and $6,717 in the December 31, 1994 and 1992 liabilities, respectively, emerged in the following year. These redundancies resulted from lower than anticipated losses resulting from a change in settlement costs relating to those estimates. The reconciliation shows that a deficiency of $1,314 in the December 31, 1993 liability emerged in the following year. This deficiency resulted from higher than anticipated losses resulting primarily from a change in the settlement cost of loss reported in 1990.

       The anticipated effect of inflation is implicitly considered when estimating liabilities for losses and loss adjustment expenses. While anticipated price increases due to inflation are considered in estimating the ultimate claim costs, the increase in average severities of claims is caused by a number of factors that vary with the individual type of policy written. Future average severities are projected based on historical trends adjusted for implemented changes in underwriting standards, policy provisions, and general economic trends. Those anticipated trends are monitored based on actual development and are modified if necessary.

(Dollars in thousands)



 5.    Unpaid Losses and loss Adjustment Expenses, continued:

       Case liabilities (and costs of related litigation) have been established when sufficient information has been developed to indicate the involvement of a specific insurance policy. In addition, incurred but not reported liabilities have been established to cover additional exposure on both known and unasserted claims. Those liabilities are reviewed and updated continually.

6.     Income Taxes:

       For the year ended December 31, 1995, the Company will file a consolidated federal income tax return with its former subsidiaries owned by Fortis, Inc. An intercompany tax sharing agreement between the Company and its subsidiaries provided that income taxes will be allocated based upon the percentage that each subsidiary's separate return tax liability bears to the total amount of tax liability calculated for all members of the group in accordance with the Internal Revenue Code of 1986, as amended. Intercompany tax payments are remitted at such times as estimated taxes would be required to be made to the Internal Revenue Service. A reconciliation of the differences between federal tax computed by applying the federal statutory rate of 35% to income before income taxes and the income tax provision is as follows:


                                                 1993       1994       1995
                                              -------    -------    -------



Computed income taxes at statutory rate        $4,743    $(2,896)    $2,024

Dividends received deduction                     (118)       (69)       (53)

Tax-exempt interest                            (1,136)      (866)      (538)

Proration                                         188        140         89

Other                                             304       (109)       127
                                              -------    -------    -------

Income tax expense (benefit)                   $3,981    $(3,800)    $1,649
                                              -------    -------    -------


As described in Note 1, the Company adopted SFAS No. 109 effective in 1993. The effect on years prior to 1993 of changing to this method was a benefit of $1,389 and is reflected in the consolidated statement of operations as the cumulative effect of a change in accounting principle. The current or deferred tax consequences of a transaction are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable currently or in future years. The method of accounting for income taxes prior to SFAS No. 109 provided that deferred taxes, once recorded, were not adjusted for changes in tax rates.

(Dollars in thousands)



6.     Income Taxes, continued:

The net deferred tax asset at December 31, 1995 and 1994 is comprised of the following:


                                                           1994           1995
                                                         ------         ------
Deferred tax assets:

      Unpaid losses and loss adjustment expenses         $1,848         $1,454

      Unearned premiums                                   3,122          2,873

      Allowance for doubtful accounts                       109            175

      Unrealized losses on investments                      412              -

      Salvage and subrogation                               694            541

      Other                                                 751            257
                                                         ------         ------
                Net deferred tax asset                    6,936          5,300
                                                         ------         ------

Deferred tax liabilities:                                     -

      Deferred policy acquisition costs                   3,151          2,651

      Unrealized gain on investments                          -          2,605
                                                         ------         ------
                                                          3,151          5,256
                                                         ------         ------
                 Net deferred tax asset                  $3,785            $44
                                                         ======            ===


       The Company is required to establish a "valuation allowance" for any portion of its deferred tax assets which is unlikely to be realized. No valuation allowance was established as of December 31, 1995 or 1994 on the deferred tax assets, since management believes it is more likely than not that the Company will realize the benefit of its deferred tax assets.

       Federal income tax attributed to the Company has been examined through 1993. In the opinion of management, the Company has adequately provided for the possible effects of future assessments related to prior years.

(Dollars in thousands)



7.     Retirement and Other Employee Benefits:

       As part of the sale of the Company, as described in Note 14, the Company withdrew from all of the plans mentioned below and paid Fortis $557 to assume the related liabilities.

       Superior participated in a non-contributory defined benefit pension plan ("the Pension Plan") administered by Fortis, Inc., covering substantially all employees who were at least 21 years of age and who had one year of service with Superior. The Pension Plan provided benefits payable to participants on retirement or disability and to beneficiaries of participants in the event of death. The benefits were based on years of service and the employee's compensation during such years of service. The Company's funding policy was to contribute annually at least the amount required to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974. Contributions were intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. The net periodic pension cost allocated to Superior under the Pension Plan for 1993, 1994 and 1995 was $206, $186 and $119, respectively. In 1993, pension expense includes a one-time accrual for implementation of SFAS 106 of $81.

       Superior also participated in a contributory profit sharing plan ("the Profit Sharing Plan") sponsored by Fortis, Inc. This Profit Sharing Plan covered all employees with one year of service to the Company and provided benefits payable to participants on retirement or disability and to beneficiaries of participants in the event of death. The amount expensed for the Profit Sharing Plan for 1993, 1994 and 1995 was $252, $381 and $146, respectively.

       In addition to retirement benefits, the Company participated in other health care and life insurance benefit plans ("postretirement benefits") for retired employees, sponsored by Fortis, Inc. Health care benefits, either through a Fortis-sponsored retiree plan for retirees under age 65 or through a cost offset for individually purchased Medigap policies for retirees over age 65, were available to employees who retired on or after January 1, 1993, at age 55 or older, with 15 or more years of service. Life insurance, on a retiree pay all basis, was available to those who retired on or after January 1, 1993. Both the retiree medical and retiree life programs were implemented in 1993. The Company made contributions to these plans as claims were incurred; no claims were incurred during 1993, 1994 or 1995. In 1993, the NAIC issued new rules that required the projected future cost of providing postretirement benefits, such as health care and life insurance, be recognized as an expense as employees render service instead of when the benefits are paid.

       As required, Superior complied with the new rules beginning in 1995 and elected to record these costs on a prospective basis. The effect of this accounting change on the financial statements of the Company was not material.

(Dollars in thousands)



    8.Reinsurance:
The Company limits the maximum net loss that can arise from a large risk, or risks in concentrated areas of exposure, by reinsuring (ceding) certain levels of risks with other insurers or reinsurers. Superior has a casualty excess of loss treaty which covers loses in excess of $100,000 up to a maximum of $4,000,000. Superior maintains both auto and property catastrophe excess reinsurance. Superior's first automobile casualty excess contains limits of $200,000 excess of $100,000, its second casualty excess contains limits of
$700,000 excess of $300,000 and its third casualty excess has a limit of $4 million excess of $1 million. Further, Superior's first layer of property catastrophe excess reinsurance covers 95% of $500,000 with an annual limit of $1 million and its second layer or property catastrophe excess reinsurance covers 95% of $2 million excess of $1 million with an annual limit of $4 million. The Company remains contingently liable with respect to reinsurance, which would become an ultimate liability of the Company in the event that such reinsuring companies might be unable, at some later date, to meet their obligations under the reinsurance agreements. In 1993, 1994 and 1995, 100% of amounts recoverable from reinsurers are with Prudential Re, which maintains an A.M. Best rating of
A. Company management believes amounts recoverable from reinsurers are collectible. Amounts recoverable from reinsurers relating to unpaid losses and loss adjustment expenses were $1,099 and $987 as of December 31, 1994 and 1995, respectively. Reinsurance activity for 1993, 1994 and 1995, which includes reinsurance with related parties, is summarized as follows:

                                     Direct    Assumed      Ceded      Net
                                     ------    -------      -----      ---
1993
      Premiums written             $88,877    $26,783       $366     115,294

      Premiums earned               87,618     31,183        665     118,136

      Incurred losses and loss
      adjustment expenses           64,228     21,896        222      85,902

      Commission expenses           13,700      4,570                18,270



1994
      Premiums written             $92,540    $20,366       $391    $112,515

      Premiums earned               89,755     23,437        355     112,837

      Incurred losses and loss
      adjustment expenses           73,181     20,244      1,047      92,378

      Commission expenses           14,165      3,192                 17,357



1995
      Premiums written             $84,840     $9,916       $686     $94,070

      Premiums earned               84,641     13,592        619      97,614

      Incurred losses and loss
      adjustment expenses           63,462      8,777       (104)     72,343

      Commission expenses           12,314      1,324                 13,638

  9.     Related-Party Transactions:

The Company and its subsidiaries have entered into transactions with various related parties including transactions with its affiliated companies and Fortis, Inc. The following transactions occurred with related parties in the years ended December 31, 1993, 1994, and 1995:

                                                    1993       1994       1995
                                                  ------     ------     ------
Management fees charged by Fortis                   $832       $842       $729

Reinsurance with affiliated companies, net:

      Assumed premiums earned                      8,321      9,092      7,786

      Assumed losses and loss adjustment
      expenses incurred                            8,480      6,266      5,847

      Assumed commissions                          1,337      1,755      1,112



10.    Effects of Statutory Accounting Practices and Dividend Restrictions:

       Under state of Florida insurance regulations, the maximum amount of dividends Superior, Superior American and Superior Guaranty can pay to their stockholders without prior approval of the Insurance Commissioner of the State of Florida is limited. The maximum amount of dividends which Superior can pay to its stockholders during 1996 is approximately $4,900. The maximum amount of dividends which Superior American can pay to its stockholder during 1996 is approximately $320. The maximum amount of dividends which Superior Guaranty can pay to its stockholder during 1996 is approximately $277.

11.    Regulatory Matters:

       Superior, Superior American and Superior Guaranty, domiciled in Florida, prepare their statutory financial statements in accordance with accounting practices prescribed or permitted by the Florida Department of Insurance ("FDOI"). Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. Superior, Superior American and Superior Guaranty utilize no significant permitted practices.

(Dollars in thousands)


11.    Regulatory Matters, continued:

The NAIC has promulgated risk-based capital ("RBC") requirements for property/casualty insurance companies to evaluate the adequacy of statutory capital and surplus in relation to investment and insurance risks, such as asset quality, asset and liability matching, loss reserve adequacy and other business factors. The RBC information is used by state insurance regulators as an early warning tool to identify, for the purpose of initiating regulatory action, insurance companies that potentially are inadequately capitalized. In addition, the formula defines new minimum capital standards that will supplement the current system of fixed minimum capital and surplus requirements on a state-by-state basis. Regulatory compliance is determined by a ratio (the "Ratio") of the enterprise's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC.
Generally, a Ratio in excess of 200% of authorized control level RBC (the "company action level") requires no corrective actions by Superior, Superior American, Superior Guaranty, or regulators. As of December 31, 1995, all three company's RBC level were in excess of the company action level.

12.    Leases:

       The Company has certain commitments under long-term operating leases for its home and sales offices. Rental expense under these commitments was $800, $483 and $1,012 for 1993, 1994 and 1995, respectively. Future minimum lease payments required under these noncancelable operating leases are as follows:



       1996                                        $  948
       1997                                           921
       1998                                           440
       1999                                           350
       2000 and thereafter                             58
                                                   ------
                  Total                            $2,717
                                                   ======

(Dollars in thousands)

13.    Contingencies:

       The Company, and its subsidiaries, are named as defendants in various lawsuits relating to their business. Legal actions arise from claims made under insurance policies issued by the Company and its subsidiaries.
       These actions were considered by the Company in establishing its loss liabilities. The Company believes that the ultimate disposition of these lawsuits will not materially affect the Company's operations or financial position.

       The increase in number of insurance companies that are under regulatory supervision has resulted, and is expected to continue to result, in increased assessments by state guaranty funds to cover losses to policyholders of insolvent or rehabilitated insurance companies. Those mandatory assessments may be partially recovered through a reduction in future premium taxes in certain states. The Company recognizes its obligations for guaranty fund assessments when it receives notice that an amount is payable to a guaranty fund. The ultimate amount of these assessments may differ from that which has already been assessed.

14.    Subsequent Event (unaudited):

       On May 1, 1996, the Symons International Group Incorporated entered into an agreement ("Agreement") with GS Capital Partners II, L.P. to create a company, GGS Management Holdings, Inc. ("GGS Holdings") to be owned 52% by Symons and 48% by investment funds associated with Goldman, Sachs & Co.

       In connection with the above transaction, GGS Holdings acquired all of the outstanding shares of common stock of the Company and its wholly owned subsidiaries, Superior American and Superior Guaranty, for cash of $65,057.

       The purchase of the Company shall be accounted for in accordance with the purchase method of accounting.

  UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF GORAN CAPITAL, INC.

     The following unaudited pro forma consolidated statements of operations of the Company for the year ended December 31, 1995 and the three months ended March 31, 1996 present results for the Company as if the Acquisition, Formation Transaction, Transfer and Distribution (collectively, the "Transactions") had occurred as of January 1, 1995 and January 1, 1996, respectively. The accompanying unaudited pro forma consolidated balance sheet as of March 31, 1996 gives effect to the Transactions as if they had occurred as of March 31, 1996. The pro forma adjustments are based on available information and certain assumptions that the Company currently believes are reasonable in the circumstances. The unaudited pro forma consolidated financial statements have been derived from and should be read in conjunction with the historical Consolidated Financial Statements and Notes of the Company for the year ended December 31, 1995 and as of and for the unaudited three months ended March 31, 1996 and the historical Consolidated Financial Statements and Notes of Superior for the year ended December 31, 1995 and as of and for the unaudited three months ended March 31, 1996, and should be read in conjunction with the accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements. The pro forma adjustments and pro forma consolidated amounts are provided for informational purposes only.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred had the Transactions described above been consummated on the dates assumed; nor is the pro forma information intended to be indicative of the Company's future results of operations or financial position.

                               Goran Capital Inc.
            Unaudited Pro Forma Consolidated Statement of Operations
                      For the Year Ended December 31, 1995

                                                                                               Pro Forma
                                    Goran            Superior                                  for the
                                  Historical         Historical        Adjustments (1)        Transactions
                                  ----------         ----------        ---------------        ------------
                                              (amounts in thousands, except per share amounts)
Gross premiums written...........  $151,790           $94,756              $---                 $246,546
                                   --------            ------          --------                  -------
Net premiums written.............    86,360            94,070               ---                  180,430
                                   --------            ------          --------                  -------
Net premiums earned..............    76,102            97,614               ---                  173,716
Net investment income
   and other income..............     5,872            11,264               280     C.3           17,416
Net realized capital gain (loss).      ---              1,954               ---                    1,954
                                   --------            ------          --------                  -------
   Total revenues................    81,974           110,832               280                  193,086
Losses and loss adjustment
   expenses......................    54,193            72,343               ---                  126,536
Policy acquisition and general
   and administrative expenses       16,352            32,705               101     A.1-          49,158
                                                                                    A.3,
                                                                                    B.3
 Interest expense................     1,761                --             4,963     A.4,           6,724
                                   --------            ------          --------     C.2          -------

   Total expenses................    72,306           105,048             5,064                  182,418
                                   --------            ------          --------                  -------
Income before income taxes
   and minority interest.........     9,668             5,784            (4,784)                  10,668
Provision for income taxes.......     2,497             1,649            (1,565)    D              2,581
Minority interest................       ---               ---               136     B.2              136
                                   --------            ------          --------                  -------
     Net income..................  $  7,171            $4,135          $ (3,355)                 $ 7,951
                                   ========            ======          ========                  =======
Net income per common share......  $   1.43                                                      $  1.59
                                      =====                                                      =======
Weighted average shares
   outstanding...................     5,012                                                        5,012
                                      =====                                                        =====


The accompanying notes are an integral part of the pro forma consolidated financial statements.

                               Goran Capital Inc.
            Unaudited Pro Forma Consolidated Statement of Operations
                    For the Three Months Ended March 31, 1996

                                                                                               Pro Forma
                                    Goran            Superior                                  for the
                                  Historical         Historical        Adjustments (1)        Transactions
                                  ----------         ----------        ---------------        ------------
                                            (amounts in thousands, except per share amounts)
Gross premiums written ..........   $41,422           $32,289         $     ---                  $73,711
                                   --------            ------           -------                   ------
Net premiums written.............    25,339            32,126         $     ---                   57,465
                                   --------            ------           -------                   ------
Net premiums earned .............    24,518            28,659         $     ---                   53,177
Net investment income
   and other income..............     1,464             3,280                70   C.3              4,814
Net realized capital
   gain (loss)...................       ---                29               ---                       29
                                   --------            ------           -------                   ------
     Total revenues..............    25,982            31,968                70                   58,020
Losses and loss
   adjustment expenses...........    16,597            19,511               ---                   36,108
Policy acquisition and general
   and administrative expenses...     5,993             8,188                25  A.1-             14,206
                                                                                 A.3,
                                                                                 B.3
Interest expense.................       337               ---             1,240  A.4,              1,577
                                   --------            ------           -------  C.2              ------
   Total expenses................    22,927            27,699             1,265                   51,891
                                   --------            ------           -------                   ------
Income before income taxes
   and minority interest.........     3,055             4,269            (1,195)                   6,129
Provision for income taxes.......       851             1,455              (394) D                 1,912
Minority interest................       ---               ---             1,304  B.2               1,304
                                   --------            ------           -------                   ------
     Net income..................  $  2,204            $2,814           $(2,105)                  $2,913
                                   ========            ======           =======                   ======
Net income per
   common share..................  $    .43                                                        $0.57
                                      =====                                                        =====
Weighted average
   shares outstanding............     5,085                                                        5,085
                                      =====                                                        =====


The accompanying notes are an integral part of the pro forma consolidated financial statements.

                               Goran Capital Inc.
                 Unaudited Pro Forma Consolidated Balance Sheet
                                At March 31, 1996

                                                                                               Pro Forma
                                    Goran            Superior                                  for the
                                  Historical         Historical        Adjustments (1)        Transactions
                                  ----------         ----------        ---------------        ------------
                                            (amounts in thousands, except per share amounts)
Assets
Total invested assets and cash...   $50,698          $120,886           $7,692  A.1             $179,276
                                                                                C.1
Receivables......................    43,234            32,530              ---                    75,764
Other assets.....................    12,795            12,598            2,617  A.1               28,010
                                                                                B.3
Goodwill.........................       ---               ---            3,638  A.2                3,638
                                   --------          --------          -------                  --------
   Total Assets .................  $106,727          $166,014          $13,947                  $286,688
                                   ========          ========          =======                  ========
Liabilities
Losses and loss
   adjustment expenses...........   $42,889           $45,700             $---                   $88,589
Unearned premiums................    27,636            44,516              ---                    72,152
Payables.........................     9,071            12,222              ---                    21,293
Federal income taxes payable.....       927               823              ---                     1,750
Subordinated dibentures..........    11,013               ---              ---                    11,013
Notes payable and line of credit.       250               ---            7,500  C.1                7,750
Term loan........................       ---               ---           48,000  A.1               48,000
Minority interest................       ---               ---           21,200  B.1               21,200
                                   --------          --------          -------                  --------
     Total liabilities...........    91,786           103,261           76,700                   271,147
                                   --------          --------          -------                  --------
Shareholders' equity ............    14,941            62,753          (62,753) A.5               14,941
                                   --------          --------          -------                  --------
   Total liabilities and
     shareholders' equity........  $106,727          $166,014          $13,947                  $286,688
                                   ========          ========          =======                  ========


The accompanying notes are an integral part of the pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANACIAL STATEMENTS


(1)      Pro Forma Adjustments Relating to the Transactions

Acquisition of Superior

The acquisition of Superior will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire Superior will be allocated to the assets and liabilities based on their fair values as of the date of the acquisition with any excess of the total purchase price over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. Under the terms of the Superior Purchase Agreements the total purchase price for Superior was approximately $66 million. The GAAP carrying value of assets acquired and liabilities assumed at the Acquisition date approximated fair value. There were not significant indentifiable intangible assets. Therefore, the excess cost of the total purchase price was recorded as goodwill.

The Acquisition was funded with (i) $21,200,000 of cash contributions from the GS Funds in exchange for a 48% minority interest in GGS Holdings; and (ii) $48,000,000 in cash from a senior bank facility. Funds received in excess of the total purchase price of Superior plus acquisition costs financed, estimated to be $192,000, are reflected as cash until final determination of the Acquisition purchase price. No additional investment income is assumed to be earned on the excess cash retained from the proceeds of the Acquisition financing.

Pro forma adjustments to give effect to the Acquisition and related transactions are summarized as follows:

A1. Notes payable is adjusted to reflect the Acquisition financing of the $48,000,000 GGS Senior Credit Facility as at March 31, 1996, and total invested assets and cash are adjusted by $192,000 for funds received in excess of the total purchase price.

         Policy acquisition and general and administrative expenses for the periods prior to the Acquisition is adjusted by $232,000 for the year ended December 31, 1995 and by $58,000 for the three months ended March 31, 1996 to reflect the amortization of deferred loan origination costs of $1,397,000 incurred related to the GGS Senior Credit Facility. The debt issuance costs are amortized over six years, the term of the GGS Senior Credit Facility.

A2. Goodwill related to the Acquisition on a pro forma basis is $3,638,000 and is based on a preliminary valuation of the total purchase price.
         Accordingly, the allocation of the excess purchase price may be adjusted upon final determination of such value.

         Policy acquisition and general and administrative expenses for the periods prior to the Acquisition is adjusted by $146,000 for the year ended December 31, 1995 and by $36,000 for the three months ended March 31, 1996 to reflect the amortization of goodwill. Goodwill is amoritized over a 25-year period on a straight line basis based on management's estimate of the expected benefit period.

A3. Policy acquisition and general and administrative expenses for the periods prior to the Acquisition is adjusted by $521,000 for the year ended December 31, 1995 and by $130,000 for the three months ended March 31, 1996 to reflect the elimination of management fees charged by Superior's former parent, Fortis, for corporate expenses. Subsequent to the Acquisition date, no such management fees have or will be charged to Superior by the Company.

A4. Interest expense for the periods prior to the Acquisition is adjusted by $3,989,000 for the year ended December 31, 1995 and by $997,000 for the three months ended March 31, 1996 to reflect the GGS Senior Credit Facility financing of $48,000,000 related to the Acquisition. It is assumed that the interest rate on the GGS Senior Credit Facility was 8.31% percent. The Company entered into an interest rate swap to effectively fix its borrowing costs at 8.31% through November 15, 1996.

A5.      Shareholder's equity at March 31, 1996 has been adjusted to reflect the
         elimination   of   Superior's   historical   shareholder's   equity  of
         $62,753,000 as of March 31, 1996.

The Formation Transaction

B1. In connection with the financing of the Acquisition, GGS Holdings was formed, and $21,200,000 of cash contributions from GS Funds was provided in exchange for a 48% minority interest in GGS Holdings. As part of the Formation Transaction, the Company contributed Pafco to GGS Holdings in exchange for a 52% controlling interest.

B2. Minority interest for the periods prior to the Formation Transaction has been adjusted by $136,000 for the year ended December 31, 1995 and by $1,304,000 for the three months ended March 31, 1996 to reflect the 48% minority interest in GGS Holdings.

B3. Other assets has been adjusted to reflect the capitalization of organizational costs of $1,220,000 incurred in connection with the Formation Transaction, consisting principally of legal, accounting and finders fees.

         Policy acquisition and general and administrative expenses for the periods prior to the Formation Transaction is adjusted by $244,000 for the year ended December 31, 1995 and by $61,000 for the three months ended March 31, 1996 to reflect the amortization of organizational costs. Organizational costs are amoritized over a 5-year period on a straight line basis.

The Transfer

In connection with the Transfer and immediately prior to the Formation Transaction, IGF Holdings distributed to Pafco a dividend of $7,500,000 in cash and the IGF Note of $3,500,000. IGF Holdings funded the cash portion of the distribution to Pafco with the proceeds of the $7,500,000 IGFH Bank Debt.

Pro forma adjustments to give effect to the Transfer and related transactions are summarized as follows:

C1 Notes payable and line of credit is adjusted to reflect the financing of the dividend to Pafco for the IGFH Bank Debt of $7,500,000, as at March 31, 1996. Pro forma notes payable and line of credit is not adjusted to reflect the issuance of the IGF Note of $3,500,000 to Pafco, in accordance with GAAP, since such intercompany transactions are eliminated in consolidation.

C2 Interest expense for the periods prior to the Transfer is adjusted to reflect the financing of the dividend to Pafco. It is assumed that the interest rate on the IGFH Bank Debt was 9.25 percent (prime rate plus 1%). This rate reflects the interest rate enviornment which existed at the Transfer date. The stated interest rate on the IGF Note is 8.0 percent. Pro forma adjustments to give effect to the financing are summarized as follows:


                                                         Year ended           Three months ended
                                                      December 31, 1995         March 31, 1996
                                                      -----------------       ------------------
                  IGFH Bank Debt ....................     $694,000                 $173,000
                  IGF Note...........................      280,000                   70,000
                                                          --------                 --------
                                                          $974,000                 $243,000
                                                          ========                 ========




C3 Other income has been adjusted by $280,000 for the year ended December 31, 1995 and by $70,000 for the three months ended March 31, 1996 to reflect the interest income Pafco would earn which is derived from the IGFH Note of $3,500,000, at a stated rate of 8%. No additional investment income is assumed to be earned on the cash retained in Pafco from the proceeds of the IGF Note.

D. All applicable pro forma adjustments to operations are tax effected at the appropriate rate.